EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm as experts under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated April 6, 2006, in Amendment No. 1 to the Registration Statement (File No. 333-132632) and related prospectus of Advisor's Disciplined Trust 77.


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
April 6, 2006